Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-178044) of American Electric Power Company, Inc. of our report dated June 26, 2020 relating to the financial statements of AEP Retirement Savings 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
June 29, 2021